Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the incorporation by reference in the Post Effective Amendments No. 1 to the Registration Statements Nos. 2-68961 and 2-76401 and in Registration Statements Nos. 33-56430, 33-56428, 33-55128, 33-56322, 33-26775,
33-18873, 33-47618 and 333-121007 of Florida Rock Industries, Inc. on Forms S-8 of our reports dated December 01, 2004, incorporated by reference and included in this Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2004.



DELOITTE & TOUCHE LLP

Jacksonville, Florida
December 6, 2004

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